Exhibit 5.1

DLA Piper LLP (US) 4141 Parklake Avenue, Suite 300 Raleigh, North Carolina 27612-2309 www.dlapiper.com

T 919.786.2000 F 919.786.2200

February 28, 2014

Board of Directors

Dividend Capital Diversified Property Fund Inc.

518 Seventeenth Street, 17th Floor

Denver, Colorado 80202

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We serve as counsel to Dividend Capital Diversified Property Fund Inc., a Maryland corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of the issuance by the Company of up to 1,910,000 shares of Class I common stock, $0.01 par value per share, of the Company and 90,000 unclassified shares of common stock, $0.01 par value per share, of the Company (collectively, the “Shares”) pursuant to the Company’s Amended and Restated Equity Incentive Plan (the “Plan”), via the Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) on February 28, 2014. This opinion (the “Opinion”) is being provided at your request in connection with the filing of the Registration Statement.

In connection with our representation of the Company, and as a basis for the opinions hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1. The Registration Statement in the form in which it was transmitted to the Commission under the Act;

2. The Company’s Articles of Restatement, as amended by the Articles of Amendment and as supplemented by the Articles Supplementary (the “Charter”), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

3. The Company’s Fourth Amended and Restated Bylaws, certified as of the date hereof by the Chief Financial Officer and Treasurer of the Company;

4. The Plan, certified as of the date hereof by the Chief Financial Officer and Treasurer of the Company;

5. Resolutions adopted by the Board of Directors of the Company, relating to the registration, sale and issuance of the Shares (the “Resolutions”), certified as of the date hereof by the Chief Financial Officer and Treasurer of the Company;

6. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date; and

7. A certificate executed by the Chief Financial Officer and Treasurer of the Company, dated as of the date hereof.

February 28, 2014

Page Two

In expressing the opinions set forth below, we have assumed the following:

1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding.

4. All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification or amendment to the Documents, or waiver of any provision of the Documents, by action or omission of the parties or otherwise.

5. The final versions of all Documents reviewed by us in draft form will conform to such drafts in all respects material to the opinions expressed herein.

6. The issuance of the Shares, together with any other outstanding shares of common stock of the Company, will not cause the Company to issue shares of common stock in excess of the number of such shares authorized by the Company’s Charter.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2. The Shares have been duly authorized and, upon the issuance and delivery of the Shares in the manner contemplated by the Resolutions, the Charter, the Plan and the Registration Statement, and assuming the Company completes all actions and proceedings required on its part to be taken prior to the issuance and delivery of the Shares pursuant to the terms of the Plan, including, without limitation, collection of any required payment for the Shares, will be validly issued, fully paid and nonassessable.

The foregoing opinions are limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with the securities (or “blue sky”) laws of the State of Maryland. The opinions expressed herein are subject to the effect of judicial decisions that may permit the introduction of parol evidence to modify the terms or the interpretation of agreements. The opinions expressed herein are limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

We assume no obligation to supplement this Opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinions expressed herein after the date hereof.

February 28, 2014

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This Opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement.

We hereby consent to the filing of this Opinion as an exhibit to the Registration Statement and to the reference to our firm and this Opinion in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ DLA Piper LLP (US)